Exhibit 99.3

Joint Press Release

For Immediate Release

Contact:

Viasystems Contact:

Kelly Wetzler

314-746-2217

DDi Contact:

Laura Foster

310-829-5400

Viasystems to Acquire DDi

•	Combines two market leaders in the printed circuit board industry

•	Strengthens presence in military and aerospace and industrial & instrumentation markets

•	Offers DDi’s customers expanded scale through Viasystems’ high volume China-based manufacturing capabilities

•	Offers Viasystems’ customers access to broader product offerings and additional quick-turn and rapid prototyping capabilities in North America

•	Delivers immediate Adjusted EPS accretion even without considering cost synergies

ST. LOUIS, MO and ANAHEIM, CA – April 4, 2012 – Viasystems Group, Inc. (NASDAQ: VIAS), and DDi Corp. (NASDAQ: DDIC) announced today that they have entered into a definitive merger agreement pursuant to which Viasystems will acquire DDi for $13.00 per share in cash, which represents a 20% premium to the volume weighted average price of DDi’s common stock over the last three months. The total transaction value is approximately $282 million, or $268 million net of DDi’s cash plus debt assumed.

With this acquisition, Viasystems will combine its large, high volume footprint in China and North America with DDi’s high mix, low volume footprint in North America to create a clear leader in the printed circuit board (“PCB”) industry with global capabilities and scale. The transaction allows Viasystems, already a leading market player in the automotive segment, to increase its market share in the technically demanding military and aerospace market and the growing industrial & instrumentation market while broadening its customer base. In addition, the acquisition of DDi expands Viasystems’ quick-turn manufacturing capability and adds flex and rigid-flex product offerings, which will provide additional sales opportunities through Viasystems’ existing customer base.

DDi’s customers, meanwhile, will continue to have access to state of the art, higher technology quick-turn manufacturing services and gain seamless access to a higher volume, lower cost complex PCB manufacturing source off shore.

Based on the results for the twelve months ended December 31, 2011 for Viasystems and DDi, on a pro forma basis, the combined operation would have had approximately $1,320 million of revenue, and, excluding any cost synergies, pro forma Adjusted EBITDA would have been approximately $183 million. Viasystems expects the transaction to be immediately accretive to Adjusted EPS, even without the impact of anticipated cost synergies, which Viasystems expects to be at least $10 million annually, before income tax effects, and realizable within 6 months after closing. Adjusted EBITDA and Adjusted EPS are defined below.

Following the closing of the transaction, the combined company will have approximately 15,650 employees and manufacturing floor space exceeding 4.3 million square feet in China and 1.0 million square feet in North America.

David Sindelar, Chief Executive Officer of Viasystems, said, “This transaction combines two market leaders and strengthens Viasystems’ position as a world-class leader in PCB and related electro-mechanical solutions by expanding our technology and manufacturing capabilities, diversifying our end markets and broadening our customer base and product portfolio. Ultimately, this transaction creates a larger platform which Viasystems can better leverage to serve our customers and to generate attractive returns for our shareholders. Further, the addition of DDi strengthens Viasystems’ financial model and enables us to achieve even higher levels of profitability and cash generation.”

Mikel Williams, Chief Executive Officer of DDi, said, “We believe that this transaction is an excellent opportunity to realize value for DDi shareholders and creates new opportunities for our customers and employees. Viasystems provides the opportunity for our customers to expand with the combined company into the Asian-based high volume market while also having the ability to offer our leading quick-turn and prototyping capabilities to Viasystems’ customers. Like DDi, Viasystems has an excellent reputation as a trusted provider of PCBs to customers whose products demand high reliability, and we look forward to continuing to address the ever-changing needs of the PCB industry as part of the Viasystems team.”

Transaction Details

The terms of the agreement were unanimously approved by the boards of directors of both Viasystems and DDi. The acquisition is subject to customary closing conditions, including the receipt of regulatory approvals and adoption of the merger agreement by DDi shareholders, and is expected to be completed late in the second quarter or early in the third quarter of calendar 2012. All members of DDi’s board of directors and certain members of management have agreed to vote a number of common shares representing approximately 23% of the outstanding shares of DDi in favor of the merger.

The transaction is not subject to a financing condition as Viasystems has received a financing commitment from Goldman Sachs Bank USA, an affiliate of Wells Fargo Securities, LLC and Stifel Financial in connection with the acquisition. Stifel Nicolaus Weisel is acting as exclusive financial advisor and Jones Day is acting as legal counsel to Viasystems. Jefferies & Company and Mooreland Partners LLC are acting as financial advisors and Paul Hastings LLP is acting as legal counsel to DDi. Jefferies & Company has also provided a Fairness Opinion to the board of directors of DDi.

Use of Non-GAAP Financial Measures

In addition to the condensed consolidated financial statements presented in accordance with U.S. GAAP, management and DDi uses certain non-GAAP financial measures, including “Adjusted EBITDA” and “Adjusted EPS”.

Adjusted EBITDA is defined as net income adjusted to exclude charges for depreciation, amortization, net interest expense, income taxes, restructuring and impairment, non cash stock compensation, costs related to acquisitions and equity registrations and other expense, net. For reconciliation of adjusted EBITDA to net income please see Appendix A to our presentation filed as Exhibit 99.2 to our Current Report on Form 8-K filed on April 4, 2012.

Adjusted EBITDA is not a recognized financial measure under U.S. GAAP, and does not purport to be an alternative to operating income or an indicator of operating performance. Adjusted EBITDA is presented to enhance an understanding of operating results and is not intended to represent cash flows or results of operations. The Board of Directors, lenders and management use Adjusted EBITDA primarily as an additional measure of operating performance for matters including executive compensation and competitor comparisons. The use of this non-GAAP measure provides an indication of the company’s ability to service debt, and management considers it an appropriate measure to use because of the company’s leveraged position.

Adjusted EBITDA has certain material limitations, primarily due to the exclusion of certain amounts that are material to the company’s consolidated results of operations, such as interest expense, income tax expense, and depreciation and amortization. In addition, Adjusted EBITDA may differ from the Adjusted EBITDA calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.

Viasystems uses Adjusted EBITDA to provide meaningful supplemental information regarding operating performance and profitability by excluding from EBITDA certain items that the company believes are not indicative of its ongoing operating results or will not impact future operating cash flows, which include restructuring and impairment charges, loss on early extinguishment of debt, stock compensation, costs associated with acquisitions and equity registrations, and other, net.

Adjusted EPS is defined as net income, adjusted to exclude restructuring and impairment, amortization, non cash interest, non cash stock compensation, costs related to acquisitions and equity registrations, special income tax items and other nonrecurring items (all of these adjustments net of tax) divided by diluted weighted shares outstanding.

Adjusted EPS is not a recognized financial measure under U.S. GAAP, does not purport to be an indicator of the company’s financial performance, and might not be consistent with measures used by other companies. Viasystems’ management believes this supplemental measure is useful in understanding underlying trends of the business and analyzing the effects of certain events that are infrequent or unusual for the company.

Adjusted EPS has certain material limitations, primarily due to the exclusion of certain amounts from earnings that are material to Viasystems’ consolidated results of operations, such as costs associated with acquisitions and equity registrations, restructuring and impairment charges, certain interest and other expenses, and certain adjustments to net income to arrive at net income available to common stockholders. As a result, Adjusted EPS differs materially from the earnings per share calculations reported by other companies in the industry, limiting its usefulness as a comparative measure.

Investor Call

Viasystems’ and DDi’s senior management will host a joint conference call for investors on Wednesday, April 4, 2012 at 7:30 a.m. Central Daylight Time (8:30 a.m. Eastern Daylight Time.)

The live listen-only audio webcast of the conference call will be available at http://investor.viasystems.com. The live conference call will be available by telephone for professional investors and analysts by dialing 877-640-9867 (toll-free) for domestic callers or 914-495-8546 for international callers. The conference ID number is 69198331.

A telephonic replay of the conference call will be available for one week at 855-859-2056 or 404-537-3406. Replay listeners should enter the conference ID 69198331. The webcast replay will be available at http://investor.viasystems.com for an indefinite period.

About Viasystems Group, Inc.

Viasystems is a technology leader and a worldwide provider of complex multi-layer, printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of almost all electronic equipment, and its E-M Solutions products and services include integration of PCBs and other components into finished or semi-finished electronic equipment, for which it also provides custom and standard metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ approximately 14,000 employees around the world serve approximately 800 customers in the automotive, telecommunications, industrial & instrumentation, computer and datacommunications, and military and aerospace end markets. For additional information about Viasystems, please visit the company’s website at www.viasystems.com.

About DDi Corp.

DDi is a leading provider of time-critical, technologically-advanced PCB engineering and manufacturing services. The Company specializes in engineering and fabricating complex multi-layer PCBs on a quick-turn basis, with lead times as short as 24 hours. DDi has over 1,000 PCB customers in various market segments including communications and computing, military and aerospace, industrial electronics, instrumentation, medical and high-durability commercial markets. DDi’s engineering capabilities and seven manufacturing facilities located in the United States and Canada, together with its suppliers in Asia, enable them to respond to time-critical orders and technology challenges for customers. DDi operates primarily in North America. For additional information about DDi, please visit the company’s website at www. ddiglobal.com.

Forward-Looking Statements:

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the operations of the businesses of Viasystems and DDi separately and as a combined entity; the timing and consummation of the proposed merger transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Viasystems and DDi regarding future events and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Viasystems nor DDi undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including but not limited to: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the possibility that the expected synergies from the proposed merger will not be realized, or will not be realized within the anticipated time period; the risk that the businesses will not be integrated successfully; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of Viasystems, Inc. for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission (“SEC”) on February 15, 2012, under the heading “Item 1A. Risk Factors” and in the Annual Report on Form 10-K of DDi for the year ended December 31, 2011, which was filed with the SEC on February 17, 2012, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

Additional Information and Where to Find It

DDi intends to file with the SEC a proxy statement in connection with the proposed merger with Viasystems Group, Inc.. The definitive proxy statement will be sent or given to the stockholders of DDi and will contain important information about the proposed merger and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by DDi with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement by contacting DDi by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by telephone at (714) 688-7200.

Participants in the Solicitation

DDi and Viasystems and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from DDi stockholders in connection with the proposed merger. Information about Viasystems’ directors and executive officers is set forth in Viasystems’ proxy statement for its 2012 Annual Meeting of Stockholders filed with the SEC on March 21, 2012 and in its Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 15, 2012. These documents can be obtained free of charge by visiting the SEC’s web site at www.sec.gov, by mailing Viasystems at 101 South Hanley Road, St. Louis, MO 63105, Attention: Investor Relations Department or by visiting Viasystems’ corporate web site at www.Viasystems.com. Information about DDi’s directors and executive officers is set forth in its proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2011. This document is available free of charge at the SEC’s web site at www.sec.gov, and from DDi by telephone at (714) 688-7200, or by mail at DDi Corp., 1220 N. Simon Circle, Anaheim, California 92806, Attn: Corporate Secretary, or by going to DDi’s annual meeting website atwww.ddiglobal.com/annualmeeting. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that DDi intends to file with the SEC.

U.S. Internal Revenue Service (IRS) Circular 230 Notice: To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the U.S. Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.